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                                                                    Exhibit 21


        Subsidiaries of Atria Communities, Inc., a Delaware corporation
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Tucson Retirement Center Limited Partnership, an Oregon limited partnership

San Marcos Retirement Village, a California general partnership

Castle Gardens Retirement Center Limited Partnership, an Oregon limited partnership

Evergreen Woods, Ltd., a Florida limited partnership

Woodhaven Partners, Ltd., a Florida limited partnership

Lantana Partners, Ltd., a Florida limited partnership

Hillcrest Retirement Center, Ltd., an Oregon limited partnership

Topeka Retirement Center, Ltd. Limited Partnership, a Missouri limited partnership

Sandy Retirement Center Limited Partnership, an Oregon limited partnership

Twenty-Nine Hundred Associates, Ltd., a Florida limited partnership

Hillhaven Properties, Ltd., an Oregon corporation

Fairview Living Centers, Inc., an Oregon corporation

Twenty-Nine Hundred Corporation, a Florida corporation

Phillippe Enterprises, Inc., an Indiana corporation